Exhibit 10.33

SECOND AMENDMENT

TO

CHICO’S FAS, INC. EXECUTIVE SEVERANCE PLAN

WHEREAS, Chico’s FAS, Inc. (the “Employer”) maintains the Chico’s FAS, Inc. Executive Severance Plan (the “Plan”) for the benefit of its eligible employees;

WHEREAS, the Employer deems it necessary and desirable to amend the Plan to clarify the timing of payment of severance benefits under the Plan; and

WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Employer by Section 7.1 of the Plan, the Plan is hereby amended, effective January 1, 2013, as follows:

•	Section 5.01 of the Plan is hereby amended to delete the first sentence thereof and replace it with a new sentence which shall read as follows:

A Participant’s Benefit shall be paid in accordance with normal payroll practices, with the first payment commencing on the first payroll date occurring following the completion of a sixty (60) day period after the Participant ‘s Employment Termination Date, provided the Participant has executed and not revoked the Separation Agreement within such sixty (60) day period; otherwise, no benefits are payable to the Participant under the Plan.

IN WITNESS WHEREOF, the Employer has caused this amendment to be executed by a duly authorized representative this 10th day of January, 2013.

Chico’s FAS, Inc.

By:	/s/ Sara K. Stensrud
EVP-Chief Human Resources Officer

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